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                                                                   EXHIBIT 10.41

                                 Luminent, Inc.

                         EXECUTIVE EMPLOYMENT AGREEMENT

        This employment agreement is effective as of April 23, 2001, between Luminent, Inc. ("LUMINENT, INC." or "the Company") and Aaron Uri Levy ("Executive").

A. Recitals

1. LUMINENT, INC. desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth in this agreement.

2. The representations, warranties, covenants and agreements of the Executive are in consideration of the compensation paid to Executive and shall survive the termination of this agreement.

3. LUMINENT, INC. is materially relying upon each of Executive's covenants, agreements, representations and warranties in employing Executive with the company.

THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this agreement, it is agreed as follows:

B. At-Will Nature of Employment

1. It is understood and agreed between LUMINENT, INC. and Executive that the employment relationship is "at-will": in other words, employment may be terminated at any time, with or without cause, and with or without notice. Executive understands and acknowledges that his or her employment with LUMINENT, INC. is for no specific term. LUMINENT, INC. has and will continue to have the absolute and unconditional right to terminate the employment relationship for any reason, with or without cause or prior notice. Nothing in this Agreement shall obligate LUMINENT, INC. to continue to retain Executive as an Executive.

C. Duties

1. Executive shall, under the direction of the Chief Executive Officer of the Company, perform the duties of as President of LUMINENT, INC.'s U.S.A. Division, and such other duties as the Chief Executive Officer may from time to time assign either orally or in writing, and subject to the direction and policies of LUMINENT, INC. and its board of directors as they may be, from time to time, stated either orally or in writing.

2. While employed with LUMINENT, INC., Executive agrees that he or she will not undertake planning for or organization of any business activity competitive with LUMINENT, INC.'s business or combine or join with other Executives or representatives of LUMINENT, INC.'s business for the purpose of organizing any such competitive business activity.

3. Executive shall promptly disclose to LUMINENT, INC.'s appropriate corporate officers or directors all business opportunities that (i) are present to Executive in his or her capacity as an Executive of the company, and (ii) of a similar nature to the type of business in which LUMINENT, INC. currently engages in or has expressed an interest in engaging in the future. Executive shall not usurp or take advantage of any such business opportunity without first offering such opportunity to LUMINENT, INC.

4. Executive shall not take any of the following actions on behalf of LUMINENT, INC. without the express written approval of the Chief Executive Officer:


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        a) Borrowing or obtaining credit in any amount or executing any guaranty;

        b) Expending funds for capital equipment in excess of budgeted expenditures for any calendar month;

        c) Selling or transferring capital assets exceeding $10,000 in market value in any single transaction or exceeding $100,000 in market value in any one fiscal year;

        d) Executing any contract or making any commitment for the purchase or sale of LUMINENT, INC.'s products or facilities in an amount exceeding $ 10,000;

        e) Executing any lease of real or personal property providing for any in excess of $100,000;


6. The Executive shall devote all of his business time, attention, and energy to the Company and shall not, during the term of his/her employment, be actively engaged in any managerial or employment capacity in any other business activity for gain, profit, or other pecuniary advantage, unless LUMINENT, INC. consents to Executive's involvement in such business activity in writing. This restriction shall not be construed as preventing the Executive from making investments that do not unreasonably interfere with the performance of his/her duties with the LUMINENT, INC.

7. Executive represents to LUMINENT, INC. that he/she has no other outstanding commitments inconsistent with any of the terms of this agreement or the services to be rendered under it.

8. Executive understands that his or her presence at LUMINENT, INC.'s Corporate Headquarters is an essential function of his/her position and represents herein that he/she would not be able to perform the essential functions of his/her position from anywhere else other than LUMINENT, INC.'s worksite.

D. Compensation

1. Executive's monthly salary shall be $16,666, payable in accordance with LUMINENT, INC.'s regular payroll procedures and subject to appropriate payroll deductions and withholdings.


2. LUMINENT, INC. agrees to recommend that the Board of Directors/Compensation Committee grant to Executive an option to purchase 300,000 shares of LUMINENT, INC.'s common stock (the "Options") which shall be governed by the Amended and Restated 2000 Stock Option Plan and Executive's Stock Option Agreement. Executive's Options will have an exercise price equal to the closing price on the NASDAQ on the date of the grant. Executive's options shall vest at the rate of 25% per year, commencing on the anniversary of the Executive's start date and annually thereafter. The terms of the Options shall be set forth in a separate stock option agreement (the "Option Agreement") a sample of which is enclosed herein, which Executive will be required to sign. All of Executive's rights and remedies with regard to the Options are set forth in the Option Agreement and the related Plan, a sample of which is provided herewith. Executive's ability to exercise his or her Options shall be limited by the terms of the Option Agreement and Plan as more specifically set forth therein.


4. At the Company's sole and absolute discretion, Executive shall receive a quarterly bonus of up to 50 % (annualized) based upon the Company's performance and Executive's achievement of performance criteria determined by LUMINENT, INC.

5. Executive shall relocate himself and his immediate family to within an approximate 45-minute commuting distance of the Company's corporate headquarters no later than three-months


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from the Executive's date of hire. The Company will pay up to $50,000, collectively, for 1) qualified moving expenses as defined by the I.R.S. Code, 2) 90-days of temporary living arrangements, and 3) reasonable and customary expenses related to the purchase of a house, or the acquisition and/or settlement of a lease. Said reimbursements shall be made by direct reimbursement upon timely submission of receipts for expenses, and appropriate taxes and withholdings shall be taken from any nonqualified expenses as defined by the I.R.S. Code. At the Executive's option, the Company will arrange for relocation directly through the use of a corporate relocation service; however, any non-qualified expenses arranged through said service shall be considered wages as required by law. In the event that Executive terminates his/her employment voluntarily prior to the one-year anniversary of the Executive's start date, Executive shall be required to reimburse the Company a pro-rated portion of the signing bonus equal to $50,000 multiplied by the following percentage: the numerator of which is equal to the number of full calendar months remaining until the first anniversary of the Executive's start date, and the denominator of which is 12.

6. Executive understands that he or she shall be exempt from overtime payments as defined by state and federal wage and hour laws. Executive further understands that during his/her employment, Executive shall devote such time, interest, and effort to the performance of this agreement as may be fairly and reasonably necessary.

E. Other Executive Benefits

1. Executive shall be entitled to all Executive benefits extended, from time to time, to all regular, full-time Executives of LUMINENT, INC.; however, the company reserves the right to modify, suspend or discontinue any and all benefit plans, policies, and practices at any time without notice to or recourse by Executive. Said benefits currently include medical, dental, vision, and life insurance coverage, and participation in the company's 401K plan.

2. In the event that Executive's employment with LUMINENT, INC. is terminated other than for Cause, he shall receive from the date of termination the outstanding remainder of his/her annual salary through the end of the calendar year. For purposes of this paragraph, Cause is defined as a) a material act of dishonesty, b) disclosure by Executive of confidential information, c) gross carelessness or misconduct, d) unjustifiable neglect of his duties under this Agreement, and e) any act that has a direct, substantial, and adverse effect on LUMINENT, INC.'s reputation.


F. Prohibition Against Assignment and Modification

1. Executive acknowledges that the services to be rendered by him or her are unique and personal. Neither this Agreement nor any right or obligation of Executive hereunder may be assigned by Executive without the prior written consent of the Chief Executive Officer or President of LUMINENT, INC. Subject thereto, this Agreement and the covenants and conditions herein contained shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

2. This Agreement may not be modified except by a writing duly signed by the Chief Executive Officer of LUMINENT, INC.

G. Execution of Other Documents and Agreements

1. Executive represents and warrants herein that he or she shall execute LUMINENT, INC.'s Assignment of Rights and Confidentiality and Non-Disclosure Agreement, and further understands that employment with the company is contingent upon Executive's execution of said agreement.


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H. Background Check

1. Executive acknowledges that his/her employment with the Company is contingent upon successful completion of a background check.

I. Policies and Procedures

1. Executive agrees to comply with the Company's policies and procedures, both oral and written. Said agreement to comply is a condition precedent to Executive's employment with the Company. Executive shall execute all forms acknowledging receipt of and adherence to said policies and procedures.

J. Integration

1. Executive acknowledges that Agreement is the complete and exclusive statement of the terms of his/her employment with the Company. This agreement supersedes and other prior or contemporaneous agreements, statements, or promises made to Executive by anyone, whether or written.


I HAVE READ ALL OF THIS AGREEMENT AND UNDERSTAND IT COMPLETELY. BY MY SIGNATURE BELOW, I REPRESENT THAT THIS AGREEMENT IS THE ONLY STATEMENT MADE BY OR ON BEHALF OF THE COMPANY UPON WHICH I HAVE RELIED IN SIGNING THIS AGREEMENT.


Date:   _____________               ______________________________________
                                    [Name of Executive]

                                    ______________________________________
                                    [Signature]

                                    Typed Name:  _________________________

                                    Address:      ________________________

                                                  ________________________



Date:   ____________                        LUMINENT, INC.

                                    ______________________________________
                                    [Signature]

                                    ______________________________________
                                    President and Chief Executive Officer


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